UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2024

PATRIOT NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Bedford Street
Stamford, Connecticut 06901
(Address of Principal Executive Offices) (Zip Code)

(203) 252-5900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2024, Patriot National Bancorp, Inc. (“Patriot” or the “Company”), the parent company of Patriot Bank, N.A. (the “Bank”), announced the appointment of Steven Sugarman as the Company’s President and as a member of the Company’s Board of Directors (the “Board of Directors”), effective immediately.

As previously announced, the Company has launched an evaluation process to explore capital markets and strategic initiatives with the goal of maximizing shareholder value. This effort will evaluate potential opportunities including a capital raise, strategic partnerships, a sale, and/or mergers and acquisitions. Based on Mr. Sugarman’s relevant experience and discussions with Mr. Sugarman, the Board of Directors believe that Mr. Sugarman is well suited to successfully lead the Company’s strategic restructuring. This includes the Company’s efforts to raise capital, enhance the strategic plan, ensure regulatory compliance, attract and retain key employees, and ensure that the Company’s platform has the appropriate policies, procedures, and internal controls. Mr. Sugarman’s role will be to help oversee the Company’s efforts to address capital, operational, and strategic deficiencies – including those that have been identified by the Company’s regulators.

In 2017, Mr. Sugarman, age 50, founded The Change Company CDFI LLC the holding company for Change Lending, LLC, Change AMC, LLC, and xChange Hub, LLA, and joined the Los Angeles office of Michelman & Robinson, LLP as Of Counsel. He continues to serve in both capacities, including as Chief Executive Officer and Director of The Change Company CDFI LLC. From 2010 through January 2017 Mr. Sugarman served as a Director, Board Chair, Chief Executive Officer, and/or President of Banc of California, Inc. (NYSE: BANC), the holding company of Banc of California NA, of which he was the founder Mr. Sugarman also served as a Director and Chief Executive Officer of COR Securities Holdings Inc., the holding company of COR Clearing LLC, a securities clearing firm, from 2011 until its successful sale to Axos Clearing, LLC in January 2019. Since 2021, Mr. Sugarman has also served as a Director of Dickens Management Group the Manager of LA Golf Partners LLC. Mr. Sugarman is the Founder and Managing Member of COR Capital LLC and COR Advisors and was a Founding Partner of GPS Partners LLC, a $2 billion investment advisory firm. From 2017 to 2020, Mr. Sugarman served as General Counsel of the National Diversity Coalition. Mr. Sugarman began his career as a management consultant at McKinsey & Company and later worked at Lehman Brothers. Mr. Sugarman holds a B.A. from Dartmouth College and a J.D. from Yale Law School.

In connection with his appointment, the Company and Mr. Sugarman have entered into an offer letter (the “Offer Letter”), which provides for an annual base salary of $120,000 until the successful completion of a capital raise that brings the Company and the Bank into compliance with all regulatory capital requirements to be “well capitalized.” Upon the closing of a successful capital raise (the “Offering”), the Board will consider Mr. Sugarman for a discretionary bonus based on his contribution to the successful Offering and will consider entering into a long-term employment agreement consistent with the compensation peers at financial institutions with comparable strategic objectives.

Mr. Sugarman has entered into the Company’s standard form of indemnification agreement entered into between the Company and its directors and executive officers, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.Description

10.1	Form of Indemnification Agreement
10.2	Offer Letter between Patriot National Bancorp, Inc. and Steven Sugarman, dated December 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

December 31, 2024	By:	/s/ David Lowery
David Lowery
Chief Executive Officer